Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2004

I, Marco A. Martinez, Senior Vice President and Chief Financial Officer, in connection with the Report on 10-Q of Pernix Group, Inc. for the quarter ended June 30, 2016, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pernix Group, Inc.

/s/ Marco A. Martinez
Marco A. Martinez
Senior Vice President and Chief Financial Officer
Dated: August 9, 2016